UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 30, 2011

ASCEND ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51840	20-3881465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 West Broadway, PMB 402, Jackson, Wyoming	83002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 633-2831

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

General; Structure of Merger

On December 30, 2011, Ascend Acquisition Corp., a Delaware corporation (“Ascend”), entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) by and among Ascend, Ascend Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Ascend (“Merger Sub”), Andover Games, LLC, a Delaware limited liability company (“Andover Games”), and the members of Andover Games (“Signing Members”). Upon the consummation of the transactions contemplated by the Merger Agreement, Merger Sub will be merged with and into Andover Games, with Andover Games surviving the merger and becoming a wholly-owned subsidiary of Ascend.

Andover Games is a company formed to create and distribute game applications on current smartphone and other mobile platforms, namely iOS and Android, as well as future competing smartphone platforms.

The merger is expected to be consummated in February 2012 after the fulfillment of certain closing conditions as described herein and in the Merger Agreement.

The following summaries of the merger and related transactions, the Merger Agreement and the other agreements to be entered into by the parties are qualified in their entirety by reference to the text of the agreements, certain of which are attached as exhibits hereto and are incorporated herein by reference.

Merger Consideration

Upon consummation of the merger, the holders of membership interests of Andover Games will receive a number of shares of Ascend common stock equal to an aggregate of 75% of the fully diluted capitalization of Ascend immediately after the closing of the merger and the Financing (defined below), subject to adjustment as provided for in the Merger Agreement.

Pursuant to the Merger Agreement, Ascend is obligated to use its commercial best efforts to raise at least $4 million of equity capital through the sale of Ascend’s capital stock (the “Financing”), of which $2 million is to be raised prior to the closing of the merger and up to an additional $2 million is to be raised within 30 days thereafter.  Ascend raising the first $2 million is a condition to closing the merger.

Lock-Up Agreements

Pursuant to the terms of lock-up agreements entered into upon signing of the Merger Agreement, all of the officers, managers and holders of membership interests of Andover, together with Jonathan J. Ledecky, Ascend’s Chief Executive Officer, and Ironbound Partners Fund, LLC (“Ironbound”), an affiliate of Mr. Ledecky and the holder of approximately 85.5% of Ascend’s outstanding common stock, have agreed not to sell their shares of Ascend common stock to be received in the merger until the 12-month anniversary of the consummation of the merger.

Indemnification

Each of Ascend and the holders of membership interests of Andover Games have agreed to indemnify the other for any breaches of their respective representations, warranties, agreements and covenants.

To provide a fund for payment to Ascend with respect to its post-closing rights to indemnification under the Merger Agreement, there will be placed in escrow (with an independent escrow agent) certain of the merger consideration to be received by the holders of Andover Games membership interests; specifically, such number of shares of Ascend common stock equal to 5% of Ascend’s total outstanding capital stock immediately after the closing of the Merger will be escrowed (“Indemnity Escrow Fund”). The Indemnity Escrow Fund will be the sole remedy for Ascend’s rights to indemnification under the Merger Agreement. Claims for indemnification may be asserted against the Indemnity Escrow Fund by Ascend once its damages exceed a $500,000 deductible and will be reimbursable to the full extent of the damages in excess of such amount up to a maximum of the Indemnity Escrow Fund.  Claims for indemnification may be asserted until the 5th business day after Ascend has filed with the SEC its Annual Report on Form 10-K for the fiscal year ending December 31, 2011.

Tax and Accounting Considerations

The merger is intended by the parties to constitute a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

The merger will be accounted for as a “reverse merger” and recapitalization since immediately following the completion of the transaction, the holders of membership interests of Andover Games immediately prior to the merger will have effective control of Ascend through their approximately 75% aggregate stockholder interest in the combined entity. In addition, all of Andover Games’ senior executive positions will continue on as management of the combined entity after consummation of the merger. For accounting purposes, Andover Games will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Andover Games. Accordingly, Andover Games’ assets, liabilities and results of operations will become the historical financial statements of Ascend, and Ascend’s assets, liabilities and results of operations will be consolidated with Andover Games effective as of the merger date.

Right of First Look Letter

Each holder of Andover Games’ membership interests has entered into a right of first look letter agreement with Ascend pursuant to which each such individual has agreed to disclose and present to Ascend new potential business opportunities which relate to Andover Games’ business prior to pursuing such opportunities themselves, alone or with any other person, subject to certain limited exceptions.  Even if Ascend does not desire to pursue such opportunity, it can prevent the individual from pursuing it by notice to such individual.  The right of first look letter agreement is effective upon the closing of the merger.

Noncompetition

Pursuant to the Merger Agreement, each holder of Andover Games’ membership interests has agreed not to compete with Ascend for a period of two years from the closing of the merger and to not solicit any employees or clients of Ascend during such period.

Representations and Warranties

The Merger Agreement contains representations and warranties of each of Ascend, Merger Sub, Andover Games and the Signing Members relating to, among other things:

•	proper organization and similar corporate or limited liability company matters;

•	capital structure of each constituent company;

•	the authorization, performance and enforceability of the Merger Agreement;

•	taxes;

•	financial statements, off balance sheet arrangements and absence of undisclosed liabilities;

•	holding of leases and ownership of other properties, including intellectual property;

•	contracts;

•	title to, and condition of, properties and assets and environmental and other conditions thereof;

•	absence of certain changes;

•	employee matters;

•	compliance with laws;

•	litigation; and

•	regulatory matters.

Covenants

Ascend and Andover Games have each agreed to take such actions as are necessary, proper or advisable to consummate the merger. They have also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and not to take certain specified actions without the prior written consent of the other party.

The Merger Agreement also contains additional covenants of the parties, including covenants providing for:

•
the parties to use commercially reasonable best efforts to obtain all necessary approvals from governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the Merger Agreement;

•	the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

•	Andover Games to obtain the approval of its members of the transactions contemplated by the Merger Agreement (which has already been obtained);

•	Andover Games to provide periodic financial information to Ascend through the closing;

•	Andover Games to, on a commercially reasonable efforts basis, deliver its audited financial statements for the fiscal year ended December 31, 2011;

•
Ascend to prepare and file a Schedule 14f-1 with the SEC relating to the change of control of Ascend and its Board of Directors to occur as a result of the merger and to mail the same to the stockholders of Ascend;

•	Ascend to provide certain bridge financing to Andover Games as described below; and

•	Ascend to use its commercial best efforts to complete the Financing.

Conditions to Closing

General Conditions

Consummation of the transactions contemplated by the Merger Agreement is conditioned upon, among other things:

•	no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such transactions;

•	the execution by and delivery to each party of each of the various transaction documents;

•
the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the merger agreement have been materially complied with by each party;

•
the receipt of all necessary consents and approvals by third parties and the completion of necessary proceedings in compliance with the rules and regulations of each jurisdiction having jurisdiction over the subject matters; and

•	the escrow agreement shall have been executed and delivered by the parties thereto.

Ascend’s and Merger Sub’s Conditions to Closing

The obligations of Ascend and Merger Sub to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•	there shall have been no material adverse change in the business or financial condition of Andover Games since the date of the Merger Agreement;

•	repayment of all outstanding indebtedness owed by Andover Games’ insiders to Andover Games;

•	receipt of Andover Games’ audited financial statements and such financial statements not being materially different from the drafts of such audited financial statements previously received by Ascend;

•	receipt by Ascend of a legal opinion from Andover Games’ counsel; and

•	Jonathan Ledecky’s execution of a consulting agreement with Ascend, effective as of the closing of the Merger Agreement, providing for him to continue as Ascend’s Chairman, among other things.

Andover Games’ and Signing Members’ Conditions to Closing

The obligations of Andover Games and the Signing Members to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•	there being no material adverse change in the business or financial condition of Ascend since the date of the Merger Agreement;

•	specified officers and directors of Ascend shall have resigned from their current positions with Ascend;

•	receipt by Andover Games of a legal opinion from Ascend’s counsel;

•	Ascend being in compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended;

•	Ascend’s Board of Directors having adopted a stock plan as described in the Merger Agreement;

•	a minimum of $2.0 million of the Financing shall have been completed; and

•	Craig dos Santos and Richie Hecker each shall have executed an employment and consulting agreement, respectively, with Ascend, effective as of the closing of the Merger Agreement.

Waivers

If permitted under applicable law, either Ascend or Andover Games may waive any inaccuracies in the representations and warranties of the other made to such party contained in the Merger Agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the Merger Agreement.

Termination

The Merger Agreement may be terminated at any time, but not later than the closing, as follows:

•	by mutual written agreement of Ascend and Andover Games;

•
by either Ascend or Andover Games if the merger is not consummated by February 28, 2012, provided that such termination is not available to a party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to be consummated before such date and such action or failure to act is a breach of the merger agreement; provided further, however, that so long as Andover Games has not committed a breach, then Ascend shall promptly and in any event within five (5) business days pay Andover Games in cash immediately available funds an amount equal to all of its expenses, costs and other amounts, including without limitation, attorneys’ and accountants’ fees and cost, in an amount not to exceed $100,000, provided that such reimbursement obligation may be satisfied by a set off by Andover Games against any amounts owed to Ascend under the notes evidencing the Bridge Loans (defined below);

•
by either Ascend or Andover Games if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, judgment, ruling or other action is final and non-appealable; and

•
by either Ascend or Andover Games if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in breach.

Management of Ascend Following Merger

Upon consummation of the merger, Craig dos Santos, Andover Games’ Chief Executive Officer, Jeremy Zimmer and three persons designated by Craig dos Santos will be appointed to Ascend’s Board to join Jonathan Ledecky as board members.

Upon consummation of the merger, Jonathan Ledecky will resign from his position of Chief Executive Officer of Ascend and become the non-executive Chairman of the Board and Interim Chief Financial Officer of Ascend.  Mr. Ledecky will enter into a consulting agreement with Ascend upon consummation of the merger providing for him to receive an annual consulting fee of $150,000.  Additionally, Craig dos Santos will become the Chief Executive Officer of Ascend and will enter into an employment agreement with Ascend upon consummation of the merger providing for him to be paid an annual salary of $225,000.  The agreement will be for a period of two years.

Bridge Loans

Pursuant to the Merger Agreement, Ascend provided a $50,000 bridge loan to Andover Games on the signing of the Merger Agreement and has agreed to provide an additional $200,000 bridge loan to Andover Games within three business days of the signing of the Merger Agreement (collectively, the “Bridge Loans”).  The Bridge Loans are, and will be, evidenced by promissory notes bearing interest at the prime annual rate plus 5%.  The promissory notes are due on the earlier of the closing of the merger or six months from the date of the note.  The notes are convertible, at Ascend’s sole discretion, into securities of Andover Games if the merger is not consummated under certain situations as provided for in such notes.

To provide the necessary funding for Ascend to make the above-referenced Bridge Loans, Ascend received a loan from Ironbound in an aggregate principal amount of $250,000 and in return issued to Ironbound a convertible promissory note to evidence the loan.  The note is due and payable in full upon closing of the Merger or, if not consummated, on demand and bears interest at the rate of 5% per annum.  If the transactions contemplated by the Merger Agreement are not consummated, at any time prior to the payment in full of the entire balance of the note, Ironbound has the option of converting all or any portion of the unpaid balance of the note into shares of Ascend’s common stock at a conversion price equal to $0.05 per share, subject to adjustment upon certain events.  The conversion price was based on the market price of Ascend’s common stock on the closing at December 30, 2011.

Business of Andover Games

Andover Games is a company formed to create and distribute game applications on current smartphone and other mobile platforms, namely iOS and Android, as well as future competing smartphone platforms.

Andover Games was formed in January 2011.  Approximately $400,000 has been invested to date.  This has been used primarily to invest in games and game companies.  Andover Games’ net worth is approximately $400,000 as of December 31, 2011.  It has not generated any revenues to date.

The following are the biographies of the founders of Andover Games:

Craig dos Santos

In August 2009, Craig dos Santos started the mobile division of Playdom and served in numerous positions, most recently as executive producer, until October 2010.  Playdom focused on social games on Facebook and MySpace. While at Playdom, Craig grew the mobile team and launched games on iOS, Android and WebOS. As an early entrant into the mobile social games space, Craig helped Playdom launch Mobsters, Sorority Life and Social City, all of which were in the top 25 charts in the Apple App Store. Playdom also launched many other successful social games on Facebook before being sold to Disney for up to approximately $760 million in August 2010.

Prior to Playdom, Craig was at iLike from July 2008 until February 2009.  iLike was a launch partner during the first launch of the Facebook Platform.  At iLike, Craig was in charge of advertising monetization on applications and helped strike deals with Rhapsody, Ticketmaster, Comscore and Nielsen. iLike was sold to MySpace in 2009.

From 2002 to 2006, Craig worked at Microsoft, where he was on the Microsoft Passport and Microsoft Windows Core Security teams. He was responsible for some of the security features in Windows XP as well as Windows Vista.

Craig is 30 years old. Craig graduated from Rice University in 2003 with a Bachelors of Science in Electrical and Computer Engineering.

Ben Lewis

Ben Lewis co-founded Tapjoy, a leader in mobile application distribution and monetization, in August 2008, with Lee Linden.  Tapjoy started out with a single iPhone game, TapDefense, which was downloaded more than 20 million times and helped launch the Tapjoy ads platform. The Tapjoy ads platform was a new way to monetize free mobile applications.   After reaching revenue of $1 million per month in March 2010, Tapjoy merged with Offerpal Media, which had a similar business model for Facebook traffic.

By March 2011, Tapjoy had 70 employees and was generating over $100 million in annualized revenue and an estimated 60 percent of paid app distribution.  Ben and Lee then left to pursue a new mobile opportunity called Karma Science, a San Francisco based mobile e-commerce company that makes products and services instantly giftable to millions of consumers from their smartphones.

Ben is 31 years old. Ben graduated from the University of Michigan with a Computer engineering degree in 2001.   He started his professional career at Microsoft from July 2002 to August 2003 as one of the founding engineers of the Xbox Live team.  He then returned to the University of Michigan to get his MBA.  After graduating from Michigan again, Ben went to pursue a career at Google as a Product Manager.  While at Google from July 2005 to January 2009, Ben managed many successful products including growing the Toolbar from 60 million to 200 million-plus users, managing the launch and growth of Google Checkout, adding sports scores to Search and other products, as well as winning two EMG awards for his work on client team products.

While at the University of Michigan, he also co-founded an internet company called Bidcentives with Lee Linden.

Lee Linden

Lee Linden co-founded (with Ben Lewis) Karma Science in March 2011 and Tapjoy in August 2008.  At Tapjoy, Lee led fundraising and drove business development until its merger with Offerpal Media in March 2010. He then helped grow the combined business to over $100 million in annual revenue, over 9,000 network applications, and the development of first party applications with over 45 million downloads. Prior to Tapjoy, Lee worked as an associate at Kleiner Perkins Caufield & Byers from February 2008 to the end of 2008 and was a key member of the iFund team, which has made investments in several leading mobile companies.  From June 2003 to May 2007, Lee worked in product development at Microsoft, leading engineering teams for both enterprise and consumer offerings including co-founding the Windows Home Server division. He is also the co-founder of ContestMachine (via YCombinator), a self-service online promotional marketing service with thousands of small business customers.  Lee also co-founded an internet company called Bidcentives with Ben Lewis.

Lee is 29 years old.  Lee received a degree in computer engineering at the University of Michigan in 2003 and obtained an MBA from Stanford’s Graduate School of Business 2009.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference to the extent required.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Ascend and Andover Games are filing the attached press release and investor presentation powerpoint slideshow attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

Exhibit	Description

2.1	Merger Agreement and Plan of Reorganization, dated as of December 30, 2011, by and among Ascend Acquisition Corp., Ascend Merger Sub, LLC, Andover Games, LLC and the members of Andover Games, LLC.*

10.1	Form of lock-up agreement.

10.2	Form of right of first look agreement.

10.3	Form of bridge note.

10.4	Form of escrow agreement.

10.5	Form of employment agreement for Craig dos Santos

10.6	Convertible promissory note in the original principal amount of $250,000 executed by the Company in favor of Ironbound Partners Fund, LLC.

99.1	Press release, dated January 4, 2012, announcing execution of the Merger Agreement and Plan of Reorganization.

99.2	Investor Presentation Powerpoint Slideshow.

* Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Ascend agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2012
ASCEND ACQUISITION CORP.

By:	/s/ Jonathan J. Ledecky
Name: Jonathan J. Ledecky
Title: Chief Executive Officer